Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of Mechanical Technology Incorporated of our report dated February 13, 2004, relating to the financial statements and financial statement schedule, which appears in Mechanical Technology Incorporated's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

s/ PricewaterhouseCoopers LLP

Albany, New York

May 17, 2004